Exhibit 10.25

STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (this “Agreement”) is made as of [_______], 2026 (the “Effective Date”), by and between Nth Cycle, Inc., a Delaware corporation (the “Company”), and [___________] (the “Stockholder”).

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase of Shares.

(a) The Stockholder, pursuant to the exercise of an option (the “Option”) granted by the Company under the Nth Cycle, Inc. 2024 Stock Incentive Plan (as amended from time to time, the “Plan”), has purchased on even date herewith, subject to the terms and conditions set forth in this Agreement, [______] shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at a purchase price per share of $[____] (the “Shares”). The aggregate purchase price for the Shares shall be paid by the Stockholder. Upon receipt of payment by the Company for the Shares, the Company shall issue to the Stockholder one or more certificates (which may be in the form of book entry) in the name of the Stockholder for that number of Shares purchased by the Stockholder. The Stockholder agrees that the Shares shall be subject to the terms, conditions and restrictions set forth in this Agreement, including, without limitation, vesting restrictions with respect to the Shares underlying any unvested portion of the Option(s) (the “Unvested Shares”), which shall, notwithstanding anything herein to the contrary, be subject to the vesting schedule set forth in Section 8 of the Option as if the Option had not been exercised and to the repurchase provisions of Section 4 hereof. The Stockholder further agrees that any additional shares of Common Stock acquired by the Stockholder by reason of his or her ownership of the Shares shall be subject to the terms, conditions and restrictions set forth in this Agreement, and such shares of Common Stock shall be deemed Shares for all purposes hereunder.

(b) The Stockholder shall not transfer, assign, pledge, offer to sell, sell, mortgage, hypothecate, encumber (including by means of a forward agreement or other similar instrument), sell short, otherwise dispose of or encumber (collectively, “Transfer”) any of the Shares at any time in any manner whatsoever, except with the written approval of the Board of Directors of the Company, in its sole and absolute discretion.

2. Right of First Refusal. Prior to the effective date of a registration statement under the U.S. Securities Act of 1933, as amended (the “Act”), the Shares shall be subject to the Company’s right of first refusal as set forth on Appendix A to the Option (the “ROFR”). In the event of a conflict between the ROFR and the Company’s bylaws (the “Bylaws”) and/or any stockholders agreement containing a preexisting right of first refusal, the terms of the Bylaws and/or such stockholders agreement will control, and compliance with the Bylaws and/or such stockholders agreement shall be deemed compliance with this Section 2. In addition, in the event that the Stockholder has entered into, or subsequently enters into, another agreement with the Company with respect to rights of first refusal or any other rights and/or obligations substantially similar to the ROFR, the Stockholder and the Company agree and acknowledge that this Section 2 shall be automatically voided and shall have no further legal binding effect on either the Stockholder or the Company, and the Shares shall instead be subject to the terms of such other agreement with the Company.

3. Effect of Prohibited Transfer. Without limiting any other legal or equitable remedies available to the Company, the Company shall not be required to (a) transfer on its books any of the Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends or other distributions to any transferee to whom any such Shares shall have been so sold or transferred.

4. Repurchase Right.

(a) Company Purchase. The Unvested Shares shall be deemed to be unvested and shall be subject to repurchase by the Company in accordance with this Section 4. In the event that the Stockholder’s employment or service relationship with the Company (or a parent, subsidiary or affiliate of the Company) is terminated for any reason (including death or disability), such that after such termination the Stockholder is no longer an employee, consultant or advisor of the Company (or a parent, subsidiary or affiliate of the Company), then the Stockholder shall sell to the Company (or the Company’s assignee) all Unvested Shares in accordance with the procedures set forth below (“Repurchase Option”), unless the Board of Directors determine within 90 days following the date of such termination, not to purchase the Unvested Shares (the “Repurchase Period”). The Stockholder hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any of the Unvested Shares at any time. For the avoidance of doubt, the Company shall be deemed to have exercised its repurchase right automatically for all Unvested Shares and shall become the legal and beneficial owner of the Unvested Shares and all rights and interests therein or related thereto and the Company will have the right to, including by use of a stock power, to transfer to its own name the Unvested Shares being repurchased by the Company, without further action by the Stockholder, unless a determination is made by the Board of Directors within the Repurchase Period not to purchase the Unvested Shares. The price at which the Company may purchase any Unvested Shares shall be at the lower of (i) the per share exercise price of the Option or (ii) the fair market value of one Share as of the date of such termination (such lower repurchase price, the “Option Price”), up to but not exceeding the number of Shares that are deemed Unvested Shares as of the date of such termination. The Company shall issue a stock certificate in the Stockholder’s name that corresponds to Unvested Shares (which may be the same certificate as evidences the Shares that are not Unvested Shares and which may be in the form of book entry), and shall hold such certificate, if any, in escrow for the Stockholder’s benefit, properly endorsed for transfer, until such time as the Unvested Shares are forfeited to the Company or all restrictions thereon lapse. The Company shall not be liable for any act it may do or fail to do with respect to the holding of any certificate in escrow hereunder, provided it acts or fails to act in good faith and in the exercise of its sound judgment.

(b) Section 83(b) Election. The Stockholder hereby acknowledges and agrees that, as a condition to the Stockholder’s receipt and retention of the Unvested Shares, the Stockholder shall file an election with the Internal Revenue Service (an “83(b) Election”), within thirty (30) days after the Effective Date, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on any difference between the purchase price of the Unvested Shares and their fair market value on the date of purchase. The Stockholder is advised to consult a personal tax adviser in connection with the issuance of the Unvested Shares and the effects of filing of the required 83(b) Election.

THE STOCKHOLDER ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE STOCKHOLDER’S SOLE RESPONSIBILITY TO FILE THE REQUIRED 83(b) ELECTION TIMELY.

(c) Refusal to Transfer. Without limiting any other legal or equitable remedies available to the Company, the Company will not be required (a) to transfer on its books any Shares which will have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends or other distributions to any transferee to whom such Shares will have been so sold transferred.

5. Restrictive Legend. Any certificates representing the Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

A PORTION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REPURCHASE OPTION SET FORTH IN A CERTAIN STOCK RESTRICTION AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER HEREOF (OR HIS/HER/ITS PREDECESSOR IN INTEREST), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH REPURCHASE OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.

The securities represented by this certificate are subject to the terms, conditions and restrictions set forth in a certain Stock Restriction Agreement between the COMPANY and the registered HOLDER HEREOF (or his/HER/ITS predecessor in interest), and no transfer of such SECURITIES may be made without compliance with that agreement. A copy of that agreement is available for inspection at the office of the COMPANY upon appropriate request and without charge.

6. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his or her ownership of the Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Shares.

7. Market Stand-Off. Following the effective date of a registration statement of the Company filed under the Act, the Stockholder, for the duration specified by and to the extent requested by the Company and/or an underwriter of Common Stock or other securities of the Company, shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), loan, grant any option to purchase, or otherwise transfer or dispose of any securities of the Company held by the Stockholder at any time during such period, without the prior written consent of the Company and/or such underwriter.

8. Withholding Taxes. The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase or disposition of the Shares by the Stockholder. Prior to delivery of any Shares pursuant to the terms of this Agreement, the Company has the right to require that the Stockholder remit to the Company an amount sufficient to satisfy any minimum tax withholding obligation.

9. Invalidity or Unenforceability. It is the intention of the Company and the Stockholder that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Stockholder agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

10. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the terms, conditions and restrictions on transfer set forth herein. The Company may assign its rights under this Agreement to a third party, provided such assignee agrees to be bound by all of the Company’s obligations under this Agreement.

12. No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Stockholder any right to be retained, in any position, as an employee of the Company for any period of time or to restrict the Company’s right to terminate the Stockholder’s employment at any time with or without cause or notice.

13. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Stockholder at the address contained in the records of the

Company, or addressed to the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

14. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

15. Stockholder. Whenever the word “Stockholder” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Company, to apply to the Stockholder’s estate, personal representative, beneficiary to whom the Shares may be transferred by will or by the laws of descent and distribution, transferees, successors or assignees, the word “Stockholder” shall be deemed to include such persons.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

17. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

18. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without application of the principles of conflict of laws thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction Agreement as of the day and year first above written.

Nth Cycle, Inc.

By:
Name: Megan O’Connor
Title: CEO

STOCKHOLDER

Name: [___]

Nth Cycle, Inc.

STOCK POWER

FOR VALUE RECEIVED, [__________] hereby sells, assigns, and transfers to Nth Cycle, Inc., a Delaware corporation (the “Company”), a total of __________ shares of the Company’s common stock, $0.0001 par value per share, standing in his name on the books of the Company represented by stock certificate number ___________ to be delivered herewith, and does hereby irrevocably constitute and appoint Foley Hoag LLP as attorney to transfer said shares on the books of the Company with full power of substitution in the premises.

Dated:

Name: [___]